EX-99.77I: Terms of new or amended securities

The Form of Amended and Restated GuideStone Funds Trust Agreement is herein incorporated by reference to Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (Accession No. 0001193125-17-148486) as filed with the U.S. Securities and Exchange Commission on April 28, 2017.